As filed with the Securities and Exchange Commission on June 28, 2002

                                             REGISTRATION NO. 333-______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                             HEALTHSOUTH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                              --------------------

         DELAWARE                                       63-0860407
(State or Other Jurisdiction               (IRS Employer Identification No.)
of Incorporation or Organization)

               ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243
               (Address of Principal Executive Offices) (Zip Code)

                      2002 NON-EXECUTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)

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


          RICHARD M. SCRUSHY                        Copy to:                                     Copy to:
         Chairman of the Board
      and Chief Executive Officer             WILLIAM W. HORTON, ESQ.                     ROBERT E. LEE GARNER, ESQ.
        HEALTHSOUTH Corporation              Executive Vice President             Haskell Slaughter Young & Rediker, L.L.C.
        One HealthSouth Parkway                and Corporate Counsel                     1200 AmSouth/Harbert Plaza
       Birmingham, Alabama 35243             HEALTHSOUTH Corporation                          1901 Sixth Avenue North
(Name and Address of Agent For Service)      One HealthSouth Parkway                        Birmingham, Alabama  35203
            (205) 967-7116                 Birmingham, Alabama  35243                          (205) 251-1000
(Telephone Number, Including Area Code,          (205) 967-7116
        of Agent For Service)

                                               --------------------

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                         CALCULATION OF REGISTRATION FEE

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=====================================================================================================================
TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM            PROPOSED MAXIMUM             AMOUNT OF
   SECURITIES              AMOUNT TO BE            OFFERING PRICE            AGGREGATE OFFERING          REGISTRATION
TO BE REGISTERED          REGISTERED (1)           PER UNIT (2)                 PRICE (2)                  FEE (2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, Par        6,500,000 shares              N/A                      $79,105,000               $7,278
Value $.01 Per Share
=====================================================================================================================

(1)  Maximum number of shares of HEALTHSOUTH Corporation Common Stock which may be issued  by HEALTHSOUTH Corporation pursuant to its 2002 Non-Executive Stock Option Plan.

(2)  In accordance  with Rules 457 (c) and (h)  promulgated  under the Securities Act of 1933, the maximum  aggregate offering price and the registration  fee are based on a price of $12.17 per share,  which represents the average of the high and low prices for the shares of  HEALTHSOUTH  Corporation  Common Stock as reported on the New York
     Stock Exchange on June 26, 2002.

=====================================================================================================================

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this registration statement, and specifically made a part hereof, the following documents heretofore filed by HEALTHSOUTH Corporation (Commission File No. 1-10315) with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934:

                  1. HEALTHSOUTH Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                  2. HEALTHSOUTH Corporation's Quarterly Report on Form 10-Q for the period ended March 31, 2002.

                  3. HEALTHSOUTH Corporation's Current Report on Form 8-K filed May 28, 2002.

                  4. The description of HEALTHSOUTH Corporation's capital stock contained in HEALTHSOUTH Corporation's Registration Statement on Form 8-A filed August 26, 1989.

         All documents filed by HEALTHSOUTH Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, other than any portion of a Current Report on Form 8-K reporting information under Item 9 (and any related exhibits), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (with respect to a previously filed document) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article NINTH of HEALTHSOUTH Corporation's Restated Certificate of Incorporation filed in the Office of the Secretary of State of the State of Delaware on May 21, 1998 (the "HEALTHSOUTH Certificate"), contains a provision eliminating or limiting director liability to HEALTHSOUTH Corporation and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to HEALTHSOUTH Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of HEALTHSOUTH Corporation protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of HEALTHSOUTH Corporation or a stockholder thereof to successfully prosecute an action against a director for a breach of his or her duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his or her duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

         Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article NINTH of the HEALTHSOUTH Certificate and
Article IX of HEALTHSOUTH Corporation's By-laws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of HEALTHSOUTH Corporation who, by reason of the fact that he or she is a director, officer, employee, or agent of HEALTHSOUTH Corporation, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

         HEALTHSOUTH Corporation has entered into agreements with all of its directors and its executive officers pursuant to which HEALTHSOUTH Corporation has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services of a director or executive officer to the fullest extent allowable under applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibits numbered in accordance with Item 601 of Regulation S-K.

      Exhibit No.                       Description
      -----------                       -----------

          (4)             2002 Non-Executive Stock Option Plan.

          (5)             Opinion of Haskell Slaughter Young & Rediker, L.L.C.
                          as to the legality of the shares of HEALTHSOUTH Corporation Common Stock being registered.

        (23)-1            Consent of Ernst & Young LLP.

        (23)-2            Consent of Haskell Slaughter Young & Rediker, L.L.C.
                          (included in the opinion filed as Exhibit (5)).

         (24) Powers of Attorney (See signature pages of this registration statement).


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any material information with respect
                  to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 28, 2002.

                                             HEALTHSOUTH CORPORATION

                                             By   /s/ Richard M. Scrushy
                                               ---------------------------------
                                                      Richard M. Scrushy
                                                     Chairman of the Board
                                                  and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Scrushy and William T. Owens, and each of them, his or her attorney-in-fact, with powers of substitution for him or her in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this statement relates, or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

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            Signature                                  Title                              Date
            ---------                                  -----                              ----

/s/  Richard M. Scrushy                        Chairman of the Board                  June 28, 2002
---------------------------------            and Chief Executive Officer
     Richard M. Scrushy                             and Director

 /s/  Weston L. Smith                         Executive Vice President                June 28, 2002
---------------------------------           and Chief Financial Officer
      Weston L. Smith                        (Principal Financial and
                                                 Accounting Officer)

  /s/  John S. Chamberlin                             Director                        June 28, 2002
---------------------------------
       John S. Chamberlin

  /s/  C. Sage Givens                                 Director                        June 28, 2002
---------------------------------
       C. Sage Givens

  /s/   Joel C. Gordon                                Director                        June 28, 2002
---------------------------------
        Joel C. Gordon

/s/  Charles W. Newhall III                           Director                        June 28, 2002
---------------------------------
     Charles W. Newhall III

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                                      II-5

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

 /s/  William T. Owens                                Director                        June 28, 2002
---------------------------------
      William T. Owens

/s/  Larry D. Striplin, Jr.                           Director                        June 28, 2002
---------------------------------
     Larry D. Striplin, Jr.

/s/  George H. Strong                                 Director                        June 28, 2002
---------------------------------
        George H. Strong

  /s/  Phillip C. Watkins                             Director                        June 28, 2002
---------------------------------
       Phillip C. Watkins


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                                      II-6